                                                                    EXHIBIT 14.1

     CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference, in Registration Statements No. 333-8538 and No. 333-7462 on form S-8, in Registration Statement No.
333-12216 on Form F-2 and Registration Statement No. 333-51014 on Form F-3 of our report dated September 16, 2005 on the consolidated financial statements of Sand Technology Inc. (the "Company"), appearing in this Annual Report on Form 20-F of the Company, for the year ended July 31, 2005. We also consent to incorporation by reference in the aforementioned Registration Statements of our Comments by Independent Auditors for U.S. Readers on Canada-U.S. Reporting Differences dated September 16, 2005 appearing in this Annual Report on Form 20-F of the Company for the year ended July 31, 2005.



                                          /s/ Deloitte & Touche LLP
                                              Independent Registered Chartered
                                              Accountants

January 27, 2006
Montreal, Quebec